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                                                                    Exhibit 10.7

                                  AMENDMENT TO
                               __________________
                              EMPLOYMENT AGREEMENT

        Pursuant to Section 7(b) of the Employment Agreement entered into between West Suburban Bancorp, Inc. and [__________________] dated May 1, 1997 (the "Agreement"), the parties hereby amend the Agreement as follows:

1.      Section 4(g)(i) of the Agreement is amended to read as follows:

        "(i) In the event of a Change in Control (as defined below) and the termination of the Executive's employment or this Agreement under either A or B below, the Executive shall be entitled to a lump sum payment equal to three (3) times the sum of his annual base salary then payable and the average of his most recent three (3) years' annual bonus amounts, if any, subject to the limitations set forth below. The Employer shall also continue to provide coverage for the Executive under the employer sponsored life and disability insurance programs for three (3) years following such termination, and the medical benefit program until the earlier of his Medicare eligibility date or the date the Executive elects to become covered under another employer sponsored medical benefit plan or program. Payments under this paragraph shall be subject to the limits of subparagraph (g)(ii) below.
The following shall constitute termination under this paragraph:

               A. The Executive terminates his employment by a written notice to that effect delivered to the Board within twenty-four (24) months after the Change in Control.


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               B. This Agreement is terminated by the Employer or its successor either in contemplation of or after the Change in Control."

2. The remaining provisions of the Agreement shall remain in full force and effect.

        This amendment to the Agreement is hereby agreed to and accepted by the parties thereto effective as of the 21st day of January, 1999.

WEST SUBURBAN BANCORP, INC.                      [EXECUTIVE]


By:____________________________                  _______________________________


Title:_________________________


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